                                                                   Exhibit 2(bb)


                            DOCUMENT ESCROW AGREEMENT

                              The Scherer Companies


      This agreement is made and entered into December ___, 1996, among United Magazine Company, an Ohio corporation ("UNIMAG"), The Scherer Companies, a Delaware corporation ("SCHERER"), all of the Scherer shareholders (individually, a "SCHERER SHAREHOLDER" and collectively, the "SCHERER SHAREHOLDERS"), and Baker & Hostetler ("ESCROW AGENT").


                             BACKGROUND INFORMATION

      A. Unimag, Scherer, and the Scherer Shareholders are parties to a Stock Transfer and Exchange Agreement (the "EXCHANGE AGREEMENT") effective August 2, 1996, and certain other documents executed in connection with the transactions contemplated by the Exchange Agreement (the "ADDITIONAL DOCUMENTS").

      B. Unimag, Scherer, and the Scherer Shareholders desire to consummate the Exchange (defined in the Exchange Agreement) and the other transactions contemplated by the Exchange Agreement upon the satisfaction of certain conditions (as described in Section 6.5 of the Exchange Agreement and as also described more fully in this agreement).

      C. Unimag, Scherer, and the Scherer Shareholders desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

      D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.


                             STATEMENT OF AGREEMENT

      The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:

      Section 1. Unless otherwise defined in this agreement, all capitalized words and phrases In this agreement shall have the same meanings as set forth in the Exchange Agreement.


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      Section 2. Unimag, Scherer, and/or the Scherer Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

      Section 3. Unimag has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit B.

      Section 4. Scherer has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

      Section 5. The Scherer Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit D.

      Section 6. Unimag, Scherer, and/or the Scherer Shareholders, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

      Section 7. Unless Unimag, Scherer, and the Scherer Shareholders otherwise agree and together instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

            (a) Unimag shall have consummated the escrow closings of all of the Scherer Companies Acquisitions (except for Northern and OPD) and the acquisition of The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"). Such escrow closings shall be upon terms and conditions substantially similar to the Escrow Closing under the Exchange Agreement and this agreement (hereinafter referred to as this "ESCROW CLOSING"). Unimag, Scherer, and the Scherer Shareholders hereby acknowledge that the escrow closings for Stoll, Michiana, Northern, and OPD have been completed prior to this Escrow Closing and that such escrow closings were upon terms and conditions substantially similar to this Escrow Closing. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and by each of Wholesalers Leasing Corp. and Read-mor Book Stores, Inc., and by each of the Klein Companies, respectively (for each of the respective Scherer Companies Acquisitions and each of the respective Klein Companies acquisitions), in the form attached hereto as Exhibit E, certifying that the escrow closing for each of the respective Scherer Companies Acquisitions and each of the respective Klein Companies acquisitions have been completed, the date completed, and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. Each certificate shall also be executed by Scherer and the Scherer Shareholders for the purpose of evidencing Scherer's and the Scherer Shareholders' acknowledgement and agreement to the certifications set forth in that certificate.


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            (b) The Agreement (with all of its schedules and exhibits) and the
      Exchange shall have been finally approved by Unimag's Board of Directors. This condition shall be satisfied by delivery to Escrow Agent of resolutions of Unimag's Board of Directors providing such approval, certified by Unimag's Secretary.

            (c) The Exchange, the Michiana Acquisition, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit F, certifying that the Exchange, the Michiana Acquisition, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and the Klein Companies acquisitions were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.

            (d) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

            (e) The Closing for OPD, including the delivery of documents from escrow in connection therewith, shall have been completed. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by Unimag and OPD, in the form attached hereto as Exhibit G, certifying that such Closing has been completed.

      Section 8. Upon the satisfaction of the conditions set forth in Section 7 by Escrow Agent's receipt of all of the certificates described in Section 7, the Parties will attend the Closing (as contemplated by the Exchange Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages listed on Exhibit A and the Shareholder Voting Agreement (without counterpart signature pages) listed as item 1 on Exhibit D to the Trustee with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents),
(iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall represent the Klein Companies and their shareholders for purposes of receipt of such documents), (b) the documents listed in Exhibit B to Ronald E. Scherer (who shall represent Scherer and the Scherer Shareholders for purposes of receipt of such documents), and (c) the documents listed in Exhibit C and the remaining documents listed in Exhibit D to an officer of Unimag. If instructed to do so by a Party entitled to receive documents, the Escrow Agent may


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
deliver such documents to another person or entity. Unimag, Scherer, and the Scherer Shareholders hereby acknowledge that the closings for the Scherer Companies Acquisitions (except for Northern and OPD) and the Klein Companies acquisitions will be held simultaneous with or shortly after the Closing.

      Section 9. If all of the conditions set forth in Section 7 have not been satisfied by December 31, 1996, or such later date as Unimag, Scherer, and the Scherer Shareholders may agree to and so instruct Escrow Agent in writing, then Escrow Agent shall (a) destroy the Closing Document described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, except for item 14, which the Escrow Agent shall destroy, (c) return the Closing Documents described in Exhibit C to Scherer, except for items 7 and 10, which Escrow Agent shall destroy, and (d) return the Closing Documents described in Exhibit D to the Scherer Shareholders (via Ronald E. Scherer as their attorney-in-fact), except for the Voting Agreement, which the Escrow Agent shall destroy; and all of the Closing Documents shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Exchange Agreement shall be deemed terminated and each of Unimag, Scherer, and the Scherer Shareholders shall remain responsible for their costs and expenses associated with the transactions contemplated by the Exchange Agreement in accordance with the provisions of
Section 9.10 of the Exchange Agreement.

      Section 10. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and the Scherer Shareholders. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

      Section 11. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag and the Scherer Shareholders shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.


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      Section 12. Instructions to Escrow Agent shall be addressed to:

                  Baker & Hostetler
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

      Section 13. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c) waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

      Section 14. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

      Section 15. If the Escrow Agent receives a written notice from any of the Parties of a dispute as to completion of any of the conditions set forth in
Section 7, and such notice is received prior to the distributions from escrow set forth in Section 8, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler in that regard.

                                          UNITED MAGAZINE COMPANY


                                          By__________________________________
                                              Ronald E. Scherer, Chairman

                    [Signatures continued on following page.]


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                               THE SCHERER COMPANY


                                          By
                                            ----------------------------------
                                              David B. Thompson, Chairman



                                          THE SCHERER SHAREHOLDERS:


                                          ------------------------------------
                                          RONALD E. SCHERER


                                          ------------------------------------
                                          LINDA S. TALBOTT


                                          ------------------------------------
                                          TED RYSZ



                                          BAKER & HOSTETLER


                                          By
                                            ----------------------------------
                                              Robert K. Rupp, Partner


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                                    EXHIBIT A

                 DOCUMENTS DELIVERED BY UNIMAG, SCHERER, AND/OR
                            THE SCHERER SHAREHOLDERS


1. Debenture Agreement dated as of October 9, 1996, among Unimag, the Scherer Shareholders, and certain other parties. (Includes counterpart signature pages for only the Scherer Shareholders and only Exhibits A and B. The remaining counterpart signature pages and exhibits will be provided in connection with the other Escrow Closings.)

                                    EXHIBIT B

                          DOCUMENTS DELIVERED BY UNIMAG


1.    Certified articles of incorporation of Unimag.

2.    Good standing certificate of Unimag.

3.    Certified code of regulations of Unimag.

4.    Incumbency certificate of Unimag.

5.    Certificate of president of Unimag.

6.    Certified board of directors resolutions.

7.    Employment Agreement of Kenneth R. Bentley.

8.    Employment Agreement of Ronald R. Scherer, Jr.

9.    Employment Agreement of Arthur C. Foster, Jr.

10.   Employment Agreement of Terry Massero.

11. Letters from shareholders of Unimag entitled to vote more than 50% of Unimag common shares indicating they will vote in favor of the Exchange.

12. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period for the acquisition of OPD.

13.   Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the
      Section 351 exchange.

14.   Opinion letter of Baker & Hostetler.

15. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to the Scherer Shareholders as required by the Exchange.

16. Three Senior Debentures to be issued to the Scherer Shareholders under the Debenture Agreement.

17. Three Subordinated Debentures to be issued to the Scherer Shareholders under the Debenture Agreement.

                                    EXHIBIT C

                         DOCUMENTS DELIVERED BY SCHERER


1.    Certified certificate of incorporation of Scherer.

2.    Good standing certificate of Scherer.

3.    Certified By-laws of Scherer.

4.    Incumbency certificate of Scherer.

5.    Certificate of the president or other officer of Scherer.

6.    Certified resolutions of the board of directors of Scherer.

7.    Opinion letter of Scherer's Legal Counsel.

8.    Scherer's minute books and other corporate records.

9.    Amendment to lease for the Post Road corporate headquarters.

10. Consent of NRS Equities, Inc. to the assignment of the lease for the Post Road corporate headquarters.

                                    EXHIBIT D

                 DOCUMENTS DELIVERED BY THE SCHERER SHAREHOLDERS


1. Shareholder Voting Agreement dated as of October 9, 1996, among the Scherer Shareholders and certain other parties. (Counterpart signature pages for the Scherer Shareholders have been deposited into escrow in connection with the escrow closing for Stoll.)

2.    Certificate of the Scherer Shareholders.

3. All of the certificates for the Scherer Shares endorsed for transfer to Unimag.

                                    EXHIBIT E

                          CERTIFICATE OF ESCROW CLOSING

                            [INSERT NAME OF COMPANY]


      The undersigned hereby certify, on behalf of [insert name of Company], and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is the escrow agent under a certain document escrow agreement dated December ___, 1996 (the "SCHERER DOCUMENT ESCROW AGREEMENT"), among Unimag, The Scherer Companies ("SCHERER"), the Scherer Shareholders, and Baker & Hostetler, as follows:

      1. The escrow closing (the "_________ ESCROW CLOSING") contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date];

      2. The _________ Escrow Closing was completed upon terms and conditions substantially similar to the escrow closing provided for in the Scherer Document Escrow Agreement.

                                          [INSERT NAME OF COMPANY]


Date:  December ___, 1996                 By__________________________________

                                          Print Name__________________________

                                          Its__________________________________


                                          UNITED MAGAZINE COMPANY


Date:  December___, 1996                  By__________________________________

                                          Print Name__________________________

                                          Its__________________________________



                    [Acknowledgement on the following page.]

                                 ACKNOWLEDGEMENT

      The undersigned hereby acknowledges and agrees, on behalf of Scherer and all of its shareholders, that the certifications set forth in this certificate satisfy the requirements of Section 7(a) of the Scherer Document Escrow Agreement.

                                          THE SCHERER COMPANIES


Date:  December ___, 1996                 By__________________________________

                                          Print Name__________________________

                                          Its__________________________________

                                    EXHIBIT F

                      CERTIFICATE OF INSPECTOR OF ELECTIONS


      The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 1996, hereby certifies to Baker & Hostetler that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

      1. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement;

      2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

      3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

      4. The Asset Transfer and Exchange Agreement between Unimag and Ohio Periodical Distributors, Inc. ("OPD"), and the acquisition of certain assets and liabilities of OPD in accordance with the terms of such exchange agreement;

      5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

      6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement.

      7.    The Stock Transfer and Exchange Agreement among Unimag, The George
            R. Klein News Co., Central News Co., Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"), and all of their shareholders and the acquisition of the stock of the Klein Companies in accordance with the terms of such exchange agreement.



Date: _____________, 1996                   ____________________________________
                                            ____________, Inspector of Elections

                                    EXHIBIT G

                             CERTIFICATE OF CLOSING


      The undersigned hereby certify, on behalf of Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD"), and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is escrow agent under a certain Document Escrow Agreement dated December __, 1996, among Unimag, the Scherer Companies ("SCHERER"), all of the Scherer Shareholders, and Baker & Hostetler, that the closing contemplated by the Asset Transfer and Exchange Agreement between Unimag and OPD was completed on [insert date].

                                    OHIO PERIODICAL DISTRIBUTORS, INC.


Date:  _____________, 1996          By__________________________________

                                    Print Name__________________________

                                    Its_________________________________


                                    UNITED MAGAZINE COMPANY


Date:  _____________, 1996          By__________________________________

                                    Print Name__________________________

                                    Its_________________________________